PROXY FOR PEN INTERCONNECT, INC.
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                 August 27, 1998


         The undersigned hereby appoints JAMES S. PENDLETON and WAYNE R. WRIGHT, and either of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the common shares of Pen Interconnect, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pen Interconnect, Inc. to be held on August 27, 1998, and at any and all adjournments and postponements thereof.

         1.       ELECTION OF DIRECTORS

         Nominees:  James S. Pendleton,  Wayne R. Wright, C. Reed Brown, Stephen
         J. Fryer, James C. Harward and Milton Haber.

                  [ ] FOR all nominees listed above; except as marked to the contrary in accordance with the instruction below (Instruction: To withhold authority to vote FOR any individual nominee strike a line through the nominee's name in the list above.)

                  [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

         2. Proposal to ratify the selection of Grant Thornton LLP as the independent public accountants for Pen Interconnect, Inc. for the fiscal year ending September 30, 1998.

                    [ ] FOR         [ ]   AGAINST        [ ]  ABSTAIN

         3. Proposal to ratify the issuance of convertible debentures and warrants that are convertible into common shares of the Company.

                    [ ] FOR         [ ]   AGAINST        [ ]  ABSTAIN

         4. Proposal to ratify the issuance and grant of stock options to certain of the Company's officers and directors that, in the aggregate, entitle such officers and directors to acquire up to 675,500 of the Company's common shares.

                    [ ] FOR         [ ]   AGAINST        [ ]  ABSTAIN

         5. In their discretion, on such other matters as may properly come before the Meeting, including the election of any person to any position for which a bona fide nominee is named in the Proxy Statement and such person is unable to serve or for good cause will not serve.

                    [ ] FOR         [ ]   AGAINST        [ ]  ABSTAIN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted IN FAVOR of all nominees named in proposal 1 and FOR proposals 2, 3 and 4.

                                     Dated: _________________________, 1998



                                      (Signature of Shareholder)



                                      (Signature of Shareholder if held jointly)



                                     Exact Name(s) of Shareholder(s)

                                     PLEASE PRINT

                                     Please  sign  exactly as your name  appears
                                     herein.  Where  shares are held  jointly in
                                     names  of two or more  persons  ALL  should
                                     sign.  When signing as attorney,  executor,
                                     administrator,  trustee or guardian, please
                                     give your  full  title.  If a  corporation,
                                     please  sign  in  full  corporate  name  by
                                     President or other authorized officer. If a
                                     partnership,    please    sign    in   full
                                     partnership name by authorized Partner.

                  Please mark, sign, date and return this Proxy promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.